As filed with the Securities and Exchange Commission on November 6, 2025

Registration No. 333-290827

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALPHATON CAPITAL CORP

(Exact name of Registrant as specified in its charter)

N/A

(Translation of Registrant’s name into English)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Clarence Thomas Building, P.O. Box 4649

Road Town, Tortola

British Virgin Islands, VG1110

(302) 219-5556

(Address and telephone number of Registrant’s principal executive offices)

Brittany Kaiser, CEO

c/o Portage Development Services, Inc.

1111B S Governors Ave, Ste 25907

Dover, Delaware 19904

(302) 219-5556

(Name, address, and telephone number of agent for service)

Copies to:

Steven J. Abrams, Esq. Stephen Nicolai, Esq. Hogan Lovells US LLP 1735 Market Street, Suite 2300 Philadelphia, PA 19103 (267) 675-4600	Michael Doyle Forbes Hare LLP 5 King’s Bench Walk Temple, London EC4Y 7DN United Kingdom +44 (0) 207 0143 225

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall hereafter become effective in accordance with the provisions of section 8(a) of the Securities Act of 1933.

EXPLANATORY NOTE

This Amendment No. 1 (“Amendment No. 1”) to the Registration Statement on Form F-3 (Registration No. 333-290827) of AlphaTON Capital Corp (the “Registration Statement”) is being filed solely for the purpose of including language provided by Rule 473(b) of the Securities Act of 1933 for the automatic effectiveness of the Registration Statement 20 calendar days following the filing of Amendment No. 1. Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. In addition, a company may only indemnify a person who acted honestly and in good faith and in what he or she believed to be in the best interests of the company, and in the case of criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful.

Our Memorandum and Articles of Association provides that we may indemnify our directors, officers, agents or its liquidator (each an “Indemnifiable Person”) against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings if such Indemnifiable Person is or was a party or is threatened to be a party to proceedings by virtue of the fact he or she is or was a director, officer, agent or liquidator of the Company or is or was at the request of the Company serving as a director, officer, agent or liquidator or in another capacity for another entity We may only indemnify an Indemnifiable Person if he or she acted honestly and in good faith with a view to the our best interests and, with respect to any criminal action, he or she must have had no reasonable cause to believe his or her conduct was unlawful.

We may purchase and maintain insurance in relation to any person who is or was a director, or who at our request is or was serving as a director of, or in any other capacity is or was acting for another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not we have or would have had the power to indemnify the person against the liability. We currently maintain director and officer insurance.

Item 9. Exhibits.

(a) The following documents are filed as part of this registration statement:

Exhibit Number	Description
3.1	Amended and Restated Memorandum of Association and Articles of Association of AlphaTON Capital Corp, as filed in the British Virgin Islands on August 11, 2025 - Incorporated herein by reference to Exhibit 3.1 to Form 6-K filed on September 3, 2025.
4.1	Description of Rights of Stock Registered under Section 12 of the Exchange Act - Incorporated herein by reference to Exhibit 2.1 to Form 20-F filed on August 1, 2022.
5.1	Opinion of Forbes Hare LLP– Incorporated herein by reference to Exhibit 5.1 to Form F-3 filed on October 10, 2025.
10.1	Form of Cash Securities Purchase Agreement - Incorporated herein by reference to Exhibit 10.1 to Form 6-K filed on September 3, 2025.
10.2	Form of Cryptocurrency Securities Purchase Agreement - Incorporated herein by reference to Exhibit 10.2 to Form 6-K filed on September 3, 2025.
10.3	Form of Registration Rights Agreement - Incorporated herein by reference to Exhibit 10.3 to Form 6-K filed on September 3, 2025.
10.4	Form of Pre-Funded Warrants - Incorporated herein by reference to Exhibit 10.4 to Form 6-K filed on September 3, 2025.
23.1*	Consent of CBIZ CPAs P.C.
23.2*	Consent of Marcum LLP.
23.3	Consent of Forbes Hare LLP (included in Exhibit 5.1).
24.1	Power of Attorney – Incorporated herein by reference to Exhibit 24.1 to Form F-3 filed on October 10, 2025.
107	Filing Fee Table – Incorporated herein by reference to Exhibit 107 to Form F-3 filed on October 10, 2025.

* Filed herewith.

  Item 10. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tortola, British Virgin Islands, on November 6, 2025.

ALPHATON CAPITAL CORP

By:	/s/ Brittany Kaiser
Name:	Brittany Kaiser
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Brittany Kaiser	Chief Executive Officer and Director	November 6, 2025
Brittany Kaiser	(Principal Executive Officer)

/s/ Wes Levitt	Chief Financial Officer	November 6, 2025
Wes Levitt	(Principal Financial Officer and Principal Accounting Officer)

*	Executive Chairman of the Board	November 6, 2025
Enzo Villani

*	Director	November 6, 2025
Steven Mintz

*	Director	November 6, 2025
Alexander Pickett

*	Director	November 6, 2025
Michael Terpin

* Brittany Kaiser, by signing her name hereto, signs this Amendment No. 1 to this Registration Statement on behalf of the officers and directors of the Registrant above in front of whose name an asterisk appears pursuant to powers of attorney duly executed by such officers and directors and filed with the SEC.

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Amendment No. 1 to this Registration Statement on November 6, 2025.

By:	/s/ Brittany Kaiser
Brittany Kaiser
Chief Executive Officer